Exhibit 99.3



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1998

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                           and its Subsidiaries)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1. Plan is subject to ERISA, see Item 4 for required information.

Item 2. Plan is subject to ERISA, see Item 4 for required information.

Item 3. Plan is subject to ERISA, see Item 4 for required information.

Item 4. Financial Statements and Exhibits
        ---------------------------------

    (a) Financial Statements*:

        Report of independent accountants

        Statement of Net Assets Available for Benefits with Fund
        Information at March 31, 1998 and March 31, 1997.

        Statement of Changes in Net Assets Available for Benefits with Fund Information for the years ended March 31, 1998 and March 31, 1997.

        Notes to financial statements

        Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefits with Fund Information at March 31, 1998 and March 31, 1997 (Appendix A)

        Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1998 and March 31, 1997 (Appendix A)



    (b) Exhibits:

        None





        *Other schedules required by Section 2520.103-10 of Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.










                                       2

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                             ANHEUSER-BUSCH DEFERRED INCOME STOCK
                             PURCHASE AND SAVINGS PLAN (FOR CERTAIN
                             HOURLY EMPLOYEES OF ANHEUSER-BUSCH
                             COMPANIES, INC. AND ITS SUBSIDIARIES)





                             By:         JOBETH G. BROWN
                                 ---------------------------------------
                                         JoBeth G. Brown
                                         Committee Member


Dated: September 25, 1998















                                       3





[LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis, MO  63101
                                                 Telephone (314) 206 8500


                        Report of Independent Accountants


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Certain Hourly
Employees of Anheuser-Busch
Companies, Inc. and its
Subsidiaries)



July 31, 1998


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), formerly the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation), at March 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1998
Page 2
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund      fund        fund      fund
Assets
Contributions receivable:

          Participants             $     12,658   $    389   $    528   $    1,993
          Er Participants                 8,680       -          -           -
                                    -----------   --------   --------   ----------
                                         21,338        389        528        1,993
                                    -----------   --------   --------   ----------
Investments, at fair value:
  Anheuser-Busch Companies,
   Inc. Common Stock*                25,022,961
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                    515,131
  Anheuser-Busch Companies, Inc.
   Medium-Term Fixed Income Fund                              666,969
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund*                                            1,907,206
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund
  Participant loans*
  Earthgrains Company, Inc. Common
    Stock Fund                          -           -          -           -
                                    -----------   --------   --------   ----------
     Total investments               25,022,961    515,131    666,969    1,907,206
                                    -----------   --------   --------   ----------
     Total assets                    25,044,299    515,520    667,497    1,909,199
                                    -----------   --------   --------   ----------
Liabilities
     Total liabilities                  -           -           -          -
                                    -----------   --------   --------   ----------
    Net assets available for
      benefits                      $25,044,299   $515,520   $667,497   $1,909,199
                                    ===========   ========   ========   ==========


   *   Represents more than 5% of net assets available for benefits.
The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed     Indexed  Participant  Earthgrains
                                     balanced    balanced     loan     common stock
                                       fund        fund       fund         fund        Total
Assets
Contributions receivable:

          Participants                $       369   $    302  $  -        $  -        $     16,239
          Er Participants                 -           -          -           -               8,680
                                      -----------   --------  ----------  ----------  ------------
                                              369        302     -           -              24,919
                                      -----------   --------  ----------  ----------  ------------
Investments at fair value:
  Anheuser-Busch Companies,
   Inc. Common Stock*                                                                   25,022,961
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                                                            515,131
  Anheuser-Busch Companies, Inc.
   Medium-Term Fixed Income Fund                                                           666,969
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund*                                                            1,907,206
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund                  239,017                                          239,017
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund                               157,363                               157,363
Participant loans*                                             2,714,867                 2,714,867
  Earthgrains Company, Inc. Common
   Stock Fund                             -           -           -          427,552       427,552
                                      -----------   --------  ----------  ----------  -----------
     Total investments                    239,017    157,363   2,714,867     427,552    31,651,066
                                      -----------   --------  ----------  ----------- ------------
     Total assets                         239,386    157,665   2,714,867     427,552    31,675,985
                                      -----------   --------  ----------  ----------  ------------
Liabilities
     Total liabilities                    -           -           -          -             -
                                      -----------   --------  ----------  ----------  ------------
    Net assets available for
      benefits                        $   239,386   $157,665  $2,714,867  $  427,552  $ 31,675,985
                                      ===========   ========  ==========  ==========  ============



   *  Represents more than 5% of net assets available for benefits.
      The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Page 3
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund       fund       fund      fund
Assets

Contributions receivable:

     Participants                  $     12,362   $     332   $     387   $   1,057
     Er Participants                      6,865       -           -            -
                                   ------------   ---------   ---------   ---------
                                         19,227         332         387       1,057
                                   ------------   ---------   ---------   ---------

Investments at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                    20,722,808
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                    443,463
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                               570,321
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                             1,000,621
  Anheuser-Busch Companies, Inc.
     Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
     Index Balanced Fund
  Participant loans*
  Earthgrains Company, Inc.,
    Common Stock Fund                    -           -           -           -
                                   ------------   ---------   ---------   ---------
     Total investment                20,722,808     443,463     570,321   1,000,621
                                   ------------   ---------   ---------   ---------
     Total assets                    20,742,035     443,795     570,708   1,001,678
                                   ------------   ---------   ---------   ---------
 Liabilities
     Total liabilities                   -           -           -           -

                                   ------------   ---------   ---------   ---------
     Net assets available for
       benefits                    $ 20,742,035   $ 443,795   $ 570,708  $1,001,678
                                   ============   =========   =========   =========

    *   Represents more than 5% of net assets available for benefits.
The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed     Indexed  Participant  Earthgrains
                                     balanced    balanced     loan     Common stock
                                       fund        fund       fund         fund        Total
Assets

Contributions receivable:

          Participants                      326         233                               14,697
          Er Participants                 -           -          -           -             6,865
                                    -----------    --------  ----------   ---------  -----------
                                            326         233       -           -           21,562
                                    -----------    --------   ----------   ---------  -----------
Investments at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                     20,722,808
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                         443,463
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                                                        570,321
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                                          1,000,621
  Anheuser-Busch Companies, Inc.
     Managed Balanced Fund              149,829                                          149,829
  Anheuser-Busch Companies, Inc.
     Index Balanced Fund                             81,145                               81,145
  Participant loans*                                          2,227,239                2,227,239
  Earthgrains Company, Inc.,
    Common Stock Fund                     -            -         -          303,723      303,723
                                    -----------    --------  ----------   ---------  -----------
     Total investment                   149,829      81,145   2,227,239     303,723   25,499,149
                                    -----------    --------  ----------   ---------  -----------
     Total assets                       150,155      81,378   2,227,239     303,723   25,520,711
                                    -----------    --------  ----------   ---------  -----------

Liabilities
     Total liabilities                   -            -          -           -            -

                                    -----------    --------  ----------   ---------  -----------
     Net assets available for
       benefits                     $   150,155    $ 81,378  $2,227,239   $ 303,723  $25,520,711
                                    ===========    ========  ==========   =========  ===========



    *   Represents more than 5% of net assets available for benefits.
The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Changes in Net Assets Available for Benefits with Fund
Information
Year Ended March 31, 1998
Page 4
---------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund       fund       fund      fund
Additions to net assets
 attributed to:
  Contributions:
     Participants                  $  2,073,605   $ 105,930   $ 109,207  $  322,904
     Employer                         1,559,192         -           -           -
                                    -----------    --------    --------  ----------
  Total Contributions                 3,632,797     105,930     109,207     322,904

Investment income:
  Interest
  Dividends
  Net realized and unrealized
    appreciation in fair value
    of investments                    2,687,802      29,201      58,465     543,603
                                    -----------    --------    --------  ----------
    Total additions                   6,320,599     135,131     167,672     866,507
                                    -----------    --------    --------  ----------

Deductions from net assets
  attributed to:
  Distributions to participants       1,449,827      21,547      18,217      97,459
                                    -----------    --------    --------  ----------
Net transfers in (out)                 (568,508)    (41,859)    (52,666)    138,473
                                    -----------    --------    --------  ----------
Net increase                          4,302,264      71,725      96,789     907,521

Net assets available for benefits:
  Beginning of year                  20,742,035     443,795     570,708   1,001,678
                                    -----------    --------    --------  ----------
  End of year                      $ 25,044,299   $ 515,520   $ 667,497 $ 1,909,199
                                    ===========    ========    ========  ==========



    The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed     Indexed  Participant  Earthgrains
                                     balanced    balanced     loan     Common stock
                                       fund        fund       fund         fund        Total
Additions to net assets
 attributed to:
 Contributions:
    Participants                      $  62,758    $ 50,881  $   -       $   -       $ 2,725,285
    Employer                                -           -        -           -         1,559,192
                                      ---------    --------  ----------  ----------   ----------
 Total contributions                     62,758      50,881      -           -         4,284,477

Investment income:
  Interest                                                      194,687                  194,687
  Dividends
  Net realized and unrealized
    appreciation in fair value
    of investments                       52,096      28,639      -          215,907    3,615,713
                                      ---------    --------  ----------  ----------   ----------
    Total additions                     114,854      79,520     194,687     215,907    8,094,877
                                      ---------    --------  ----------  ----------   ----------

Deductions from net assets
  attributed to:
  Distributions to participants          14,419       5,448     110,658      24,188    1,741,763
                                      ---------    --------  ----------  ----------  -----------
Net transfers in (out)                  (11,204)      2,215     403,599     (67,890)   (197,840)
                                      ---------    --------  ----------  ----------  -----------
Net increase                             89,231      76,287     487,628     123,829    6,155,274

Net assets available for benefits:      150,155      81,378   2,227,239     303,723   25,520,711
  Beginning of year                   ---------    --------  ----------  ----------  -----------

  End of year                         $ 239,386    $157,665  $2,714,867  $  427,552  $31,675,985
                                      =========    ========  ==========  ==========  ===========

    The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Changes in Net Assets Available for Benefits with Fund Information
Year Ended March 31, 1997
Page 5
------------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed       Equity
                                 Companies, Inc.   income      income      index
                                    stock fund       fund       fund        fund
Additions to net assets
 attributed to:
  Contributions:
     Participants                  $  1,838,287   $  81,860   $ 119,317   $ 252,325
     Employer                         1,248,255         -           -           -
                                   ------------   ---------   ---------   ---------
  Total contributions                 3,086,542      81,860     119,317     252,325

Investment income:
  Interest

  Net realized and unrealized
    appreciation in fair value        4,086,491      21,076      24,967     148,006
    of investments                 ------------   ---------   ---------   ---------

    Total additions                   7,173,033     102,936     144,284     400,331
                                   ------------   ---------   ---------   ---------
Deductions from net assets
  attributed to:
     Distributions to participants    1,799,536      45,595      81,699      48,450
                                   ------------   ---------   ---------   ---------

Net transfer in (out)                  (234,854)     (8,199)    (60,872)   (124,948)
                                   ------------   ---------   ---------   ---------
Net increase                          5,138,643      49,142       1,713     226,933

Net assets available for benefits:
  Beginning of year                  15,603,392     394,653     568,995     774,745
                                   ------------   ---------   ---------   ---------

  End of year                      $ 20,742,035   $ 443,795   $ 570,708  $1,001,678
                                   ============   =========   =========   =========


The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed     Indexed  Participant  Earthgrains
                                     balanced    balanced     loan     Common stock
                                       fund        fund       fund         fund        Total
Additions to net assets
 attributed to:
 Contributions:
    Participants                    $    46,658   $ 47,561   $   -        $  -       $ 2,386,008
    Employer                                -          -         -           -         1,248,255
                                    -----------   ---------  ----------   ---------  -----------
 Total contributions                     46,658     47,561       -           -         3,634,263


Investment income:
  Interest                                                      151,705                  157,705
  Net realized and unrealized
    appreciation in fair value           14,904       7,628        -        155,874    4,458,946
    of investments                  -----------   ---------  ----------   ---------  -----------

  Total additions                        61,562      55,189     151,705     155,874    8,244,914
                                    -----------   ---------  ----------   ---------  -----------
Deductions from net assets
  attributed to:
     Distributions to participants        6,547       6,028      80,516      36,039    2,104,410
                                    -----------   ---------  ----------   ---------  -----------

Net transfer in (out)                   (34,153)    (21,518)    882,736     (90,312)     307,880
                                    -----------   ---------  ----------   ---------  -----------
Net increase                             20,862      27,643     953,925      29,523    6,448,384

Net assets available for benefits:
  Beginning of year                     129,293      53,735   1,273,314     274,200   19,072,327
                                    -----------   ---------  ----------   ---------  -----------

  End of year                       $   150,155   $  81,378  $2,227,239   $ 303,723  $25,520,711
                                    ===========   =========  ==========   =========  ===========



   The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries)
Notes to Financial Statements
March 31, 1998
Page 6
-------------------------------------------------------------------------------

1.   Description of the plan

     General
     The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the Plan) was established as a result of an amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan for salaried employees which was effective April 1, 1992. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

     Plan administration
     The Plan's named fiduciaries are Anheuser-Busch Companies, Inc. (the Company), as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

     Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options and the decrease in the vesting period from three years to two years.

     Plan participation
     The Plan covers eligible hourly employees of certain subsidiaries of the Company which include: Boardwalk and Baseball, Inc.; Busch Entertainment Corporation; Busch Properties of Florida, Inc.; Sea World, Inc.; Sea World of Florida, Inc.; and Sea World of Texas, Inc. Each hourly employee (other than employees covered by a collective bargaining agreement) of the above subsidiaries is eligible to participate in the Plan after completing one year of service, in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

     Contributions
     A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of his base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of his base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
     and its Subsidiaries)
     Notes to Financial Statements
     March 31, 1998
     Page 7
     --------------------------------------------------------------------------

     limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount determined annually based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. Effective April 1, 1998, the participating employer's matching contribution may not be less than 33-1/3% nor more than 100% of the aggregate participant contributions.

     The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 1998 and 1997, no Supplemental Contributions were required.

     Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vested immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after three years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company as defined by the Plan. Forfeitures of nonvested balances reduce future employer contributions. There were $1,484 in forfeitures during the year ended March 31, 1998.

     Investments
     The Trustee maintains an Anheuser-Busch Companies, Inc. common stock fund, an Earthgrains Company, Inc. common stock fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Indexed Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contribution and all of the unmatched contributions in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

     The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund, into a single Master Trust.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     (For Certain Hourly Employees of Anheuser-Busch Companies and
     its Subsidiaries)
     Notes to Financial Statements
     March 31, 1998
     Page 8
     --------------------------------------------------------------------------

     Distributions
     The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of his account and the part of the Company contribution portion of his account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares, while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

     Participant loans
     A participant may borrow from Before-Tax and/or After-Tax Vested account balances. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate is set quarterly at prime plus one percentage point at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

     Plan expenses
     Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

     Amendment or termination of the Plan
     The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.   Summary of significant accounting policies

     Basis of accounting
     The Plan's financial statements are prepared on the accrual basis of accounting.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
     and its Subsidiaries)
     Notes to Financial Statements
     March 31, 1998
     Page 9
     --------------------------------------------------------------------------

     financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1997 financial statements and Appendix A to conform to current year presentation.

     Investment valuation
     Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31, 1998. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

     Security transactions and investment income
     Investment purchases and sales, and related realized gains or losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value compared to the cost of investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

     Allocation of assets
     The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

3.   Interests in Anheuser-Busch Companies, Inc. Defined
     Contribution Master Trust

     Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company, Inc.'s Common Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust.
     The assets of the Master Trust are held by Mellon Bank, N.A.
     (Trustee).

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
     and its Subsidiaries)
     Notes to Financial Statements
     March 31, 1998
     Page 10
     --------------------------------------------------------------------------


     At March 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 2% and 1%, respectively.

     The following table presents the fair value of investments for the Master Trust:

                                                      March 31,
                                               1998               1997

     Investments at fair value:
       Anheuser-Busch common stock     $  1,768,420,556  $    1,764,489,350
       Short-term fixed income               19,804,514          12,234,324
       Medium-term fixed income              47,966,723          44,142,666
       Equity index                         244,609,595          86,880,218
       Managed balanced                      21,318,878          10,806,861
       Index balanced                        21,599,221           7,756,536
       Participant loans                     83,211,937          76,179,822
       Earthgrains Company common stock      35,407,102          24,070,669
                                       ----------------  ------------------

                                      $  2,242,338,526   $    2,026,560,446
                                       ===============    =================



Investment income for the Master Trust is as follows:

                                                 Year ended March 31,
                                                 1998            1997

Net appreciation in fair value of
investments:
  Anheuser-Busch common stock             $  178,962,138    $  353,822,133
  Short-term fixed income                      1,038,744           712,403
  Medium-term fixed income                     4,275,842         1,969,137
  Equity index                                53,132,525        12,218,135
  Managed balanced                             3,829,723           956,745
  Index balanced                               3,074,598           758,054
  Earthgrains Company common stock            17,519,183        11,179,051
                                          --------------    --------------

                                             261,832,753       381,615,658
                                          --------------    --------------

Interest                                       7,889,634         6,245,287
Dividends                                     41,728,864        32,464,215
                                          --------------    --------------

                                          $  311,451,251    $  420,325,160
                                          ==============    ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
March 31, 1998
Page 11
--------------------------------------------------------------------------
     Financial statements for the Anheuser-Busch Companies, Inc.
     Defined Contribution Master Trust as of and for the years ended March 31, 1998 and 1997 are included as Appendix A.

4.   Federal income tax status

     The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under
     Section 501 of the Internal Revenue Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.   Benefit obligations

     Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:


                                                           March 31
                                                      1998          1997

     Anheuser-Busch Companies common stock fund   $ 126,318     $    24,536
     Short-term fixed income fund                    24,628              51
     Medium-term fixed income fund                    2,244              51
     Equity index fund                                1,713             217
     Managed balanced fund                                               51
     Index balanced fund                              3,138              52
     Earthgrains Company common stock fund            2,722             180
                                                   --------      ----------

                                                  $ 160,763     $    25,138
                                                  =========     ===========




6.   Transactions with parties-in-interest

     At March 31, 1998, the Plan held shares of Anheuser-Busch Companies, Inc. common stock. These shares had a total cost of $12,056,090 and total market value of $25,022,961 at March 31, 1998. During the year ended March 31, 1998, transactions with the Company included aggregate purchases and sales totaling $304,859 and $667,652, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

     During the year ended March 31, 1998, the Plan purchased and sold investments in the Employee Benefit Temporary
     Investment Fund of Mellon Bank N.A., the Plan trustee.
     Transactions with the Fund included aggregate purchases and sales totaling $649,360 and $633,642, respectively.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries)

     Notes to Financial Statements
     March 31, 1998
     Page 12
     --------------------------------------------------------------------------


     These transactions are allowable party-in-interest transactions under Sections 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

7.   Unit accounting

     As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1998, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                          Units Held   NAV per Unit

     Anheuser-Busch Common Stock Fund        1,597,782        15.66
     Short Term Fixed Income Fund               29,716        17.33
     Medium Term Fixed Income Fund              28,390        23.49
     Equity Index Fund                           7,776       245.25
     Managed Balanced Fund                      12,575        19.00
     Indexed Balanced Fund                       3,389        46.42
     Participant Loans                       2,714,867         1.00
     Earthgrains Company Common                 29,230        14.62


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN          APPENDIX A
                                                                       Page 1 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1998
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                  Short-term  Medium-term
                                 Anheuser-Busch     fixed       fixed        Equity
                                 Companies, Inc.    income      income       index
                                    stock fund       fund       fund          fund
Assets
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
     Common Stock*               1,764,699,829
  Interest bearing cash              3,720,727                      129,620
  U.S. government securities                        9,361,836    19,483,013
  Corporate debt instruments                       10,442,678    28,354,090
  Insurance contracts
  Interest in common/collective
    trusts
  Loans to participant
  Earthgrains Company, Inc.
    common stock
  Other investments*                    22,830     4,178,856       393,846   244,609,595
                               ---------------  -----------   ------------  ------------
    Total investments            1,768,443,386    23,983,370    48,360,569   244,609,595
                               ---------------  ------------  ------------  ------------
    Total assets                 1,768,443,386    23,983,370    48,360,569   244,609,595
                               ---------------  ------------  ------------  ------------
Liabilities
Notes payable                     (247,200,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Total liabilities             (247,200,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Net assets available for   $ 1,521,243,386  $ 23,983,370  $ 48,360,569  $244,609,595
      benefits                 ===============  ============  ============  ============




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund                Total
Assets
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock*                                                                        1,764,699,829
  Interest bearing cash                                                              15       3,850,362
  U.S. government securities                                                                 28,844,849
  Corporate debt instruments                                                                 38,796,768
  Insurance contracts
  Interest in common/collective
    trusts                           21,318,878   10,798,861                                 32,117,739
  Loans to participant                                          83,211,937                   83,211,937
  Earthgrains Company, Inc.
    common stock                                                             35,407,087      35,407,087
  Other investments*                    -          10,800,360     -             163,726     260,169,213
                                  ------------    ----------   ----------   -----------   -------------
    Total investments                21,318,878    21,599,221   83,211,937   35,570,828   2,247,097,784
                                  -------------    ----------   ----------  -----------   -------------
    Total assets                     21,318,878    21,599,221   83,211,937   35,570,828   2,247,097,784
                                  -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                           -               -          -             -         (247,200,000)
                                   ------------    ----------   ----------- -----------   -------------
    Total liabilities                   -               -          -              -        (247,200,000)
                                   ------------    ----------  -----------  -----------   -------------

    Net assets available for      $  21,318,878   $21,599,221 $ 83,211,937 $ 35,570,828  $ 1,999,897,784
      benefits                     ============   ===========  ===========  ===========   ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN          APPENDIX A
                                                                       Page 2 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                  Short-term  Medium-term
                                 Anheuser-Busch     fixed       fixed        Equity
                                 Companies, Inc.    income      income       index
                                    stock fund       fund       fund          fund
Assets
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
     Common Stock*               1,763,200,723
  Interest bearing cash              1,288,627                     350,368
  U.S. government securities                        1,901,519    31,422,938
  Corporate debt instruments                       10,332,805    11,217,609
  Insurance contracts
  Interest in common/collective                                   1,151,751
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments*                 -             3,334,261       608,287    86,880,218
                               ---------------  -----------   ------------  ------------
    Total investments            1,764,489,350    15,568,585    44,750,953    86,880,218
                               ---------------  ------------  ------------  ------------
    Total assets                 1,764,489,350    15,568,585    44,750,953    86,880,218
                               ---------------  ------------  ------------  ------------
Liabilities
Notes payable                     (282,100,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Total liabilities             (282,100,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Net assets available for   $ 1,482,389,350  $ 15,568,585  $ 44,750,953  $ 86,880,218
      benefits                 ===============  ============  ============  ============


*  Represents more than 5% of net assets available for benefits.




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund                Total
Assets
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock*                                                                         1,763,200,723
  Interest bearing cash                                                                       1,638,995
  U.S. government securities                                                                 33,324,457
  Corporate debt instruments                                                                 21,550,414
  Insurance contracts                10,806,861    3,809,698                                 14,616,559
  Interest in common/collective
    trusts                                         3,946,838                                  5,098,589
  Loans to participant                                         76,179,822                    76,179,822
  Earthgrains Company Inc.
    common stock                                                            24,070,669       24,070,669
  Other investments*                    -               -         -             -            90,822,766
                                  ------------    ----------   ----------   -----------   -------------
    Total investments                10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                                  -------------    ----------   ----------  -----------   -------------
    Total assets                     10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                                  -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                           -               -          -             -         (282,100,000)
                                   ------------    ----------   ----------- -----------   -------------
    Total liabilities                   -               -          -              -        (282,100,000)
                                   ------------    ----------  -----------  -----------   -------------

    Net assets available for      $  10,806,861   $ 7,756,536 $ 76,179,822 $ 24,070,669  $ 1,748,402,994
      benefits                     ============   ===========  ===========  ===========   ==============



ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 3 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1998
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed      Equity
                                 Companies, Inc.   income      income     index
                                    stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:
         Participants            $   59,963,043 $ 1,211,998 $  2,770,456 $11,176,034
         Employer                    15,491,761         -            -           -
                                 -------------- ----------- ------------ -----------
    Total contributions              75,454,804   1,211,998    2,770,456  11,176,034


Investment income:
     Interest                           885,882   1,004,353    2,840,890   2,800,378
     Dividends                       41,728,864
     Net realized and unrealized
     appreciation in fair value
     of investments                 178,962,138      29,847    1,391,974  50,332,246
                                 -------------- ----------- ------------ -----------

       Total additions              297,031,688   2,246,198    7,003,320  64,308,658
                                 -------------- ----------- ------------ -----------


Deductions from net assets
attributed to:
  Distributions to participants     107,016,259   4,258,766    2,520,682   8,076,962
  Interest expense                   23,273,250
  Administrative expenses                15,815        -         (11,148)       -
                                 -------------- ----------- ------------ -----------

     Total deductions               130,305,324   4,258,766    2,509,534   8,076,962
                                 -------------- ----------- ------------ -----------

Net transfer in (out)              (127,872,328) 10,427,353     (884,170)101,497,681
                                 -------------- ----------- ------------ -----------

Net increase (decrease)              38,854,036   8,414,785    3,609,616 157,729,377


Net assets available for
benefits:
 Beginning of year                1,482,389,350  15,568,585   44,750,953  86,880,218
                                 -------------- ----------- ------------ -----------

 End of year                     $1,521,243,386 $23,983,370 $48,360,569  $244,609,595
                                 ============== =========== ============ ============



PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index     Participant   Earthgrains
                                     Balanced    balanced      loan      Company stock
                                       fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:

    Participants                   $  1,497,754 $ 1,149,033 $    -       $     -     $   77,768,318
    Employer                                -           -        -             -         15,491,761
                                   ------------ ----------- ------------ ----------- --------------
      Total contributions             1,497,754   1,149,033      -             -         93,260,079

Investment income:
     Interest                                       125,864    7,003,752         716     14,661,835
     Dividends                                                               151,586     41,880,450

     Net realized and unrealized
     appreciation in fair value
     of investments                   3,829,723   2,946,651         -     17,367,264    254,859,843
                                   ------------ ----------- ------------ ----------- --------------

       Total additions                5,327,477   4,221,548    7,003,752  17,519,566    404,662,207
                                   ------------ ----------- ------------ ----------- --------------

Deductions from net assets
attributed to:
  Distributions to participants       1,164,839     807,207    3,382,436   2,784,896    130,012,047
  Interest expense                                                                       23,273,250
  Administrative expenses                 -            -            -            (15)         4,652
                                   ------------ ----------- ------------ ----------- --------------
       Total deductions               1,164,839     807,207    3,382,436   2,784,881    153,289,949
                                   ------------ ----------- ------------ ----------- --------------


Net transfer in (out)                 6,349,379  10,428,344    3,410,799  (3,234,526)       122,532
                                   ------------ ----------- ------------ ----------- --------------

Net increase (decrease)              10,512,017  13,842,685    7,032,115  11,500,159    251,494,790

Net assets available for
benefits:
 Beginning of year                   10,806,861   7,756,536   76,179,822  24,070,669  1,748,402,994
                                   ------------ ----------- ------------ ----------- --------------

 End of year                       $ 21,318,878 $21,599,221 $ 83,211,937 $35,570,828 $1,999,897,784
                                   ============ =========== ============ =========== ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 4 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed      Equity
                                 Companies, Inc.   income      income     index
                                    stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:

         Participants            $   55,969,069 $   964,233 $  4,624,414 $ 7,565,400
         Employer                    16,302,090        -          -           -
                                 -------------- ----------- ------------ -----------
         Total contributions         72,271,159     964,233    4,624,414   7,565,400


Investment income:
     Interest                           807,239     787,221    2,950,138    2,113,688
     Dividends                       40,035,045
     Net realized and unrealized
     appreciation in fair value
     of investments                 346,196,449     (91,609)    (996,720) 10,660,053
                                 -------------- ----------- ------------ ------------
       Total additions              459,309,892   1,659,845    6,577,832  20,339,141
                                 -------------- ----------- ------------ ------------

Deductions from net assets
attributed to:
  Distributions to participants      89,417,709   2,217,757    2,752,761   3,232,210
  Interest expense                   40,338,376
  Administrative expenses                14,892        -            -           -
                                 -------------- ----------- ------------ -----------
       Total deductions             129,770,977   2,217,757    2,752,761   3,232,210
                                 -------------- ----------- ------------ -----------

Net transfer in (out)                13,794,542   2,565,058   (7,994,169)  4,717,421
                                 -------------- ----------- ------------ -----------
Net increase (decrease)             343,333,457   2,007,146   (4,169,098) 21,824,352

Net assets available for
benefits:
 Beginning of year                1,139,055,893  13,561,439   48,920,051  65,055,866
                                 -------------- ----------- ------------ -----------

 End of year                     $1,482,389,350 $15,568,585 $ 44,750,953 $86,880,218
                                 ============== =========== ============ ===========



PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index     Participant   Earthgrains
                                     Balanced    balanced      loan      Company stock
                                       fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Participants                   $  1,219,079 $   822,586 $    -       $     -     $   71,164,781
    Employer                                -           -        -             -         16,302,090
                                   ------------ ----------- ------------ ----------- --------------
       Total contributions            1,219,079     822,586      -             -         87,466,871

Investment income:
     Interest                                        93,741    5,492,638          76     12,244,741
     Dividends                                                                78,837     40,113,882
     Net realized and unrealized
     appreciation in fair value
     of investments                   1,019,321     607,152      -        11,048,054    368,442,700
                                   ------------ ----------- ------------ ----------- --------------

       Total additions                2,238,400   1,523,479    5,492,638  11,126,967    508,268,194
                                   ------------ ----------- ------------ ----------- --------------

Deductions from net assets
attributed to:
  Distributions to participants         830,141     209,474    2,492,965   1,745,926    102,898,943
  Interest expense                                                                       40,338,376
  Administrative expenses                                                                    14,892
                                   ------------ ----------- ------------ ----------- --------------
       Total deductions                 830,141     209,474    2,492,965   1,745,926    143,252,211
                                   ------------ ----------- ------------ ----------- --------------

Net transfer in (out)                   (32,850)    422,471    9,208,987 (11,161,736)    11,519,724
                                   ------------ ----------- ------------ ----------- --------------

Net increase (decrease)               1,375,409   1,736,476   12,208,660  (1,780,695)   376,535,707

Net assets available for
benefits:
 Beginning of year                    9,431,452   6,020,060   63,971,162  25,851,364  1,371,867,287
                                   ------------ ----------- ------------ ----------- --------------

 End of year                       $ 10,806,861 $ 7,756,536 $ 76,179,822 $24,070,669 $1,748,402,994
                                   ============ =========== ============ =========== ==============


